UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2017

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Post Street, San Francisco, California	91404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 983-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 regarding the Notes (as defined below) is incorporated herein by reference.

Item 8.01	Other Events.

On February 13, 2017, McKesson Corporation (the “Company”) entered into an Underwriting Agreement with the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters €600,000,000 aggregate principal amount of its 0.625% Notes due 2021 (the “2021 Euro Notes”) and €600,000,000 aggregate principal amount of its 1.500% Notes due 2025 (the “2025 Euro Notes” and, together with the 2021 Euro Notes, the “Euro Notes”). In addition, on February 13, 2017, the Company entered into an Underwriting Agreement with the Underwriters pursuant to which the Company agreed to issue and sell to the Underwriters £450,000,000 aggregate principal amount of its 3.125% Notes due 2029 (the “2029 Sterling Notes” and, together with the Euro Notes, the “Notes”). On February 17, 2017, the Notes were issued pursuant to the Indenture, dated as of December 4, 2012 (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by an Officer’s Certificate, dated as of February 17, 2017, setting forth certain terms of the Notes (the “Officer’s Certificate”).

The 2021 Euro Notes will bear interest at the rate of 0.625% per year, the 2025 Euro Notes will bear interest at the rate of 1.500% per year and the 2029 Sterling Notes will bear interest at the rate of 3.125% per year. Interest on the 2021 Euro Notes is payable on August 17 of each year, beginning on August 17, 2017. Interest on the 2025 Euro Notes is payable on November 17 of each year, beginning on November 17, 2017. Interest on the 2029 Sterling Notes is payable on February 17 of each year, beginning on February 17, 2017. The 2021 Euro Notes will mature on August 17, 2021, the 2025 Euro Notes will mature on November 17, 2025 and the 2029 Sterling Notes will mature on February 17, 2029. Upon 30 days’ notice to holders of the applicable series of the Notes, the Company may redeem any series of the Notes for cash in whole, at any time, or in part, from time to time, prior to maturity, at redemption prices that include accrued and unpaid interest and a make-whole premium, as specified in the Indenture and the Officer’s Certificate. The Indenture and the Officer’s Certificate include certain covenants, including limitations on the Company’s ability to create certain liens on its assets or enter into sale and leaseback transactions with respect to its properties, or consolidate, merge or sell all or substantially all of its assets, subject to a number of important exceptions as specified in the Indenture. The Notes are unsecured and unsubordinated obligations of the Company and rank equally with all of the Company’s existing and future unsecured and unsubordinated indebtedness from time to time outstanding. The Indenture contains customary event of default provisions. In the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of a series of Notes below an investment grade rating by each of the Ratings Agencies (as defined in the Officer’s Certificate) within a specified period, unless the Company has previously exercised its optional redemption right with respect to that series of Notes in whole, the Company will be required to offer to repurchase the Notes of that series from the holders at a price in cash equal to 101% of the then outstanding principal amount of such series of Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

The public offering price of the 2021 Euro Notes was 99.872% of the principal amount, the public offering price of the 2025 Euro Notes was 99.289% of the principal amount and the public offering price of the 2029 Sterling Notes was 99.879% of the principal amount. The Company expects to receive aggregate net proceeds from the offerings of the Notes after estimated expenses of approximately $1.8 billion and to use such net proceeds for general corporate purposes, including repayment of $500 million aggregate principal amount of its 5.70% Notes due March 1, 2017, $700 million aggregate principal amount of its 1.29% Notes due March 10, 2017 and €500 million aggregate principal amount of its 4.50% Bonds due April 26, 2017.

The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-215763) under the Securities Act of 1933, as amended. The Company has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement, dated February 13, 2017, with respect to the Euro Notes and a prospectus supplement, dated February 13, 2017, with respect to the 2029 Sterling Notes, together with the accompanying prospectus, dated January 27, 2017, relating to the offering and sale of the Notes.

For a complete description of the terms and conditions of the Officer’s Certificate, the Notes and the Underwriting Agreements, please refer to the Officer’s Certificate, the form of the 2021 Euro Notes, the form of the 2025 Euro Notes, the form of the 2029 Sterling Notes and the Underwriting Agreements, which are incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2, 4.3, 4.4 and 99.1 and 99.2, respectively.

In reviewing the agreements included as exhibits to this Current Report on Form 8-K, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

From time to time in the ordinary course of their respective businesses, certain of the Underwriters, the Trustees and their respective affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with the Company and its affiliates for which they have received or will receive customary fees and commissions.

Shareholder Derivative Complaint

On January 31, 2017, a purported shareholder derivative complaint (Silverman v. McKesson Corporation et.al., No. 3:17-cv-00494-LB) was filed in the United States District Court for the Northern District of California against certain directors and officers of the Company. The complaint also names the Company as a nominal defendant. The complaint asserts that the defendants violated their respective fiduciary duties of care, loyalty and good faith to the Company and were unjustly enriched, in each case by disseminating allegedly materially misleading and inaccurate information about the Company through public disclosures and allegedly failing to implement and monitor internal controls relating to the claims underlying the Company’s previously-announced agreement with the Drug Enforcement Administration, Department of Justice and various U.S. Attorney’s offices to settle certain potential administrative and civil claims relating to investigations about the Company’s suspicious order reporting practices for controlled substances. The complaint seeks unspecified damages including restitution and disgorgement of all profits, benefits and other compensation obtained by the defendants from the Company, as well as attorneys’ fees.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits

4.1	Officer’s Certificate, dated as of February 17, 2017, with respect to the Notes.

4.2	Form of 2021 Euro Note (included in Exhibit 4.1 above).

4.3	Form of 2025 Euro Note (included in Exhibit 4.1 above).

4.4	Form of 2029 Sterling Note (included in Exhibit 4.1 above).

5.1	Opinion of Morrison & Foerster LLP regarding the validity of the Notes.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1 above).

99.1	Underwriting Agreement, dated as of February 13, 2017, by and among McKesson Corporation and the several underwriters named therein, with respect to the Euro Notes.

99.2	Underwriting Agreement, dated as of February 13, 2017, by and among McKesson Corporation and the several underwriters named therein, with respect to the 2029 Sterling Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2017	McKesson Corporation

	By:	/s/ James A. Beer

James A. Beer Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	Officer’s Certificate, dated as of February 17, 2017, with respect to the Euro Notes.

4.2	Form of 2021 Euro Note (included in Exhibit 4.1 above).

4.3	Form of 2025 Euro Note (included in Exhibit 4.1 above).

4.4	Form of 2029 Sterling Note (included in Exhibit 4.1 above).

5.1	Opinion of Morrison & Foerster LLP regarding the validity of the Notes.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1 above).

99.1	Underwriting Agreement, dated as of February 13, 2017, by and among the several underwriters named therein, with respect to the Euro Notes.

99.2	Underwriting Agreement, dated as of February 13, 2017, by and among McKesson Corporation and the several underwriters named therein, with respect to the 2029 Sterling Notes.